ARTHUR
                                    ANDERSEN
                             101 Eisenhower Parkway
                             Roseland, NJ 07068-1099
                                 (973) 403-6100


October 4, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Dear Sir/Madam:

We have read the statements made by United Capital Corp. ("UCC") in the Form 8-K to be filed by UCC to report (pursuant to Item 4 of Form 8-K) the change in its certifying accountant. We agree with the statements made by UCC regarding our firm.

Very truly yours,


/s/Arthur Andersen LLP
--------------------------
ARTHUR ANDERSEN LLP




DMV

Copy to:
Anthony J. Miceli
 Vice President, Chief Financial Officer and Secretary,
 United Capital Corp.